DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20050009015-72
Dean Heller Secretary of State State of Nevada	Filing Date and Time 02/04/2005 4:51 PM
	Entity Number C241-2005

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: PREMIER PLATFORM HOLDING COMPANY, INC

2. The articles have been amended as follows (provide article numbers, if available):
CHANGE NAME OF CORPORATION TO:
PAOLO NEVADA ENTERPRISES, INC.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☒, or of the board of directors ☐. (check one box only)

4. Effective date of filing (optional): 2/4/05
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:
Richard Hanson
Signature

Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.